EXHIBIT 3.2

FIRST RESTATED BYLAWS

OF

UNITED STATES ANTIMONY CORPORATION

(a Montana corporation)

ARTICLE I

OFFICES

Section 1.01.   Registered Agent and Principal Office. The address of the Corporation’s registered office and the name of its registered agent at that office shall be as set forth in the Corporation’s articles of incorporation (the ‘Articles of Incorporation’). The Board of Directors may change the registered office or registered agent at any time by making the appropriate filing with the Montana Secretary of State.

Section 1.02.   Books And Records.  Any records maintained by the Corporation in the regular course of its business, including its share ledger, books of account and minute books, may be maintained on any information storage device or method; provided that they are available for inspection within a reasonable time. The Corporation shall convert any maintained records into clearly legible paper form within a reasonable time upon the written request of any person entitled to inspect such records pursuant to applicable law.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 2.01. Place Of Meeting.

(a) All meetings of the shareholders shall be held either at the Corporation’s principal office or at any other place, either inside or outside the State of Montana, as shall be designated by the Board of Directors and stated in the notice of meeting. The Board of Directors may determine, in its sole discretion, to hold the meeting solely by means of remote communication.

(b) If authorized by the Board of Directors, and subject to any guidelines and procedures adopted by the Board of Directors, shareholders, persons entitled under the MBCA to vote on behalf of a shareholder, attorneys-in-fact for shareholders, and proxy holders not physically present at a meeting of shareholders may, by means of remote communication, participate in, and be deemed present and vote at, a meeting of shareholders, whether held at a designated place or solely by means of remote communication.

Section 2.02. Annual Meeting.  Annual meetings of the shareholders of the Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings may be held at such time, date and place as the Board shall determine by resolution. The Board of Directors may postpone, reschedule or cancel any annual meeting of shareholders previously scheduled by the Board of Directors. Failure to hold the annual meeting at the designated time shall not affect the validity of any action taken by the Corporation.

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Section 2.03. Special Meetings.

(a) Except as otherwise required by law, and except as otherwise provided for or fixed pursuant to the Articles of Incorporation a special meeting of the shareholders of the Corporation: (i) may be called at any time by the Board of Directors; and (ii) shall be called by the Chairman of the Board of Directors or the Secretary of the Corporation upon the written request or requests of one or more persons that: (A) own (as defined below) shares representing at least 25% of the voting power of the stock entitled to vote on the matter or matters to be brought before the proposed special meeting (hereinafter, the ‘requisite percent’) at the time a request is delivered; and (B) comply with the notice procedures set forth in this Section 2.04 with respect to any matter that is a proper subject for a meeting pursuant to Section 2.03 (a meeting called in accordance with clause (ii) above, a ‘shareholder-requested special meeting’). Except as otherwise required by law, and except as otherwise provided for or fixed pursuant to the Articles of Incorporation, special meetings of the shareholders of the Corporation may not be called by any other person or persons. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.

(b) For the purpose of satisfying the requisite percent under Section 2.03(a):

(i) A person is deemed to ‘own’ only those outstanding shares of stock of the Corporation as to which such person possesses both: (A) the full voting and investment rights pertaining to the shares; and (B) the full economic interest in (including the opportunity for profit and risk of loss on) the shares, except that the number of shares calculated in accordance with the foregoing clauses (A) and (B) shall not include any shares: (1) sold by such person in any transaction that has not been settled or closed; (2) borrowed by the person for any purposes or purchased by the person pursuant to an agreement to resell; or (3) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by the person, whether the instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of stock of the Corporation, if the instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of: (i) reducing in any manner, to any extent or at any time in the future, the person’s full right to vote or direct the voting of the shares; and/or (ii) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of the shares by the person. For purposes of the foregoing clauses (1)-(3), the term ‘person’ includes its affiliates; and

(ii) A person ‘owns’ shares held in the name of a nominee or other intermediary so long as such person retains both: (A) the full voting and investment rights pertaining to the shares; and (B) the full economic interest in the shares. The person’s ownership of shares is deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the person.

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(c) In order for a shareholder-requested special meeting to be called by the Secretary of the Corporation, one or more written requests for a special meeting signed by persons (or their duly authorized agents) who own or who are acting on behalf of persons who own, as of the ownership record date, at least the requisite percent (the ‘special meeting request’), shall be delivered to the Secretary. A special meeting request shall: (i) state the business (including the identity of nominees for election as a director, if any) proposed to be acted on at the meeting, which shall be limited to the business set forth in the record date request notice received by the Secretary; (ii) bear the date of signature of each such person (or duly authorized agent) submitting the special meeting request; (iii) set forth the name and address of each person submitting the special meeting request (as they appear on the Corporation’s books, if applicable); (iv) contain the information required by Section 2.03(b) above with respect to any director nominations or other business proposed to be presented at the special meeting, and as to each person requesting the meeting and each other person (including any beneficial owner) on whose behalf the person is acting, other than persons who have provided such request solely in response to any form of public solicitation for such requests; (v) include documentary evidence that the requesting persons own the requisite percent as of the ownership record date; provided, however, that if the requesting persons are not the beneficial owners of the shares representing the requisite percent, then to be valid, the special meeting request must also include documentary evidence of the number of shares owned (as defined in Section 2.03(b) above) by the beneficial owners on whose behalf the special meeting request is made as of the ownership record date; and (vi) be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation, by hand or by certified or registered mail, return receipt requested, within 60 days after the ownership record date. The special meeting request shall be updated and supplemented within five business days after the record date for determining the shareholders entitled to vote at the shareholder requested-special meeting (or by the opening of business on the date of the meeting, whichever is earlier, if the record date for determining the shareholders entitled to vote at the meeting is different from the record date for determining the shareholders entitled to notice of the meeting), and in either case such information when provided to the Corporation shall be current as of the record date for determining the shareholders entitled to vote at the meeting. In addition, the requesting person and each other person (including any beneficial owner) on whose behalf the person is acting, shall provide such other information as the Corporation may reasonably request within 10 business days of such a request.

(d) After receiving a special meeting request, the Board of Directors shall determine in good faith whether the persons requesting the special meeting have satisfied the requirements for calling a special meeting of shareholders, and the Corporation shall notify the requesting person of the Board’s determination about whether the special meeting request is valid. The date, time and place of the special meeting shall be fixed by the Board of Directors, and the date of the special meeting shall not be more than 90 days after the date on which the Board of Directors fixes the date of the special meeting. The record date for the special meeting shall be fixed by the Board of Directors as set forth in Section 2.10 below.

(e) A special meeting request shall not be valid, and the Corporation shall not call a special meeting if: (i) the special meeting request relates to an item of business that is not a proper subject for shareholder action under, or that involves a violation of, applicable law; (ii) an item of business that is the same or substantially similar (as determined in good faith by the Board of Directors) was presented at a meeting of shareholders occurring within 90 days preceding the earliest date of signature on the special meeting request, provided that the removal of directors and the filling of the resulting vacancies shall not be considered the same or substantially similar to the election of directors at the preceding annual meeting of shareholders; (iii) the special meeting request is delivered during the period commencing 90 days prior to the first anniversary of the preceding year’s annual meeting and ending on the date of the next annual meeting of shareholders; or (iv) the special meeting request does not comply with the requirements of this Section 2.03.

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(f) Any person who submitted a special meeting request may revoke its written request by written revocation delivered to the Secretary of the Corporation at the principal executive offices of the Corporation at any time prior to the shareholder-requested special meeting. A special meeting request shall be deemed revoked (and any meeting scheduled in response may be cancelled) if the persons submitting the special meeting request, and any beneficial owners on whose behalf they are acting (as applicable), do not continue to own (as defined in Section 2.03(b) above) at least the requisite percent at all times between the date the record date request notice is received by the Corporation and the date of the applicable shareholder-requested special meeting, and the requesting person shall promptly notify the Secretary of the Corporation of any decrease in ownership of shares of stock of the Corporation that results in such a revocation. If, as a result of any revocations, there are no longer valid unrevoked written requests from the requisite percent, the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting.

(g) Business transacted at a shareholder-requested special meeting shall be limited to: (i) the business stated in the valid special meeting request received from the requisite percent; and (ii) any additional business that the Board of Directors determines to include in the Corporation’s notice of meeting. If none of the persons who submitted the special meeting request (or their qualified representatives, as defined in Section 2.03(b)(ii)) appears at the special meeting to present the matter or matters to be brought before the special meeting that were specified in the special meeting request, the Corporation need not present the matter or matters for a vote at the meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation. The Board of Directors may postpone, reschedule or cancel any special meeting of shareholders previously scheduled pursuant to this Section 2.03.

Section 2.04. Notice And Waiver of Notice Of Shareholders’ Meeting.

(a) Whenever shareholders are required or permitted to take any action at a meeting, notice of the place, if any, date, and time of the meeting of shareholders the record date for determining the shareholders entitled to vote at the meeting (if such date is different from the record date for determining the shareholders entitled to notice of the meeting), the means of remote communications, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such meeting and, if the meeting is to be held solely by means of remote communications, the means for accessing the list of shareholders contemplated by Section 2.05 of these Bylaws, shall be given. The notice shall be given not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each shareholder entitled to vote at such meeting as of the record date for determining the shareholders entitled to notice of the meeting, except as otherwise provided by law, the Articles of Incorporation or these Bylaws. In the case of a special meeting, the purpose or purposes for which the meeting is called also shall be set forth in the notice.

(b) Unless otherwise required by the MBCA or the Articles of Incorporation, notice may be given in writing directed to a shareholder’s mailing address as it appears on the records of the Corporation and shall be given: (i) if mailed, when notice is deposited in the U.S. mail, postage prepaid; and (ii) if delivered by courier service, the earlier of when the notice is received or left at such shareholder’s address.

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(c) So long as the Corporation is subject to the Securities and Exchange Commission’s proxy rules set forth in Regulation 14A under the Securities Exchange Act of 1934 (the ‘Exchange Act’), notice shall be given in the manner required by such rules. To the extent permitted by such rules, notice may be given by electronic transmission directed to the shareholder’s electronic mail address, and if so given, shall be given when directed to such shareholder’s electronic mail address unless the shareholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by Section 15 of the MBCA. If notice is given by electronic mail, such notice shall comply with the applicable provisions of the MBCA.

(d) Notice may be given by other forms of electronic transmission with the consent of a shareholder in the manner permitted by Section 15(10) of the MBCA and shall be deemed given as provided therein.

(e) An affidavit that notice has been given, executed by the Secretary of the Corporation, Assistant Secretary or any transfer agent or other agent of the Corporation, shall be prima facie evidence of the facts stated in the notice in the absence of fraud. Notice shall be deemed to have been given to all shareholders who share an address if notice is given in accordance with the ‘householding’ rules set forth in Rule 14a-3(e) under the Exchange Act and Section 18 of the MBCA.

(f) When a meeting is adjourned to another time or place notice need not be given of the adjourned meeting if the date, time, or place, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken or (ii) set forth in the notice of meeting given in accordance with Section 2.04(a). At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 120 days, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. If after the adjournment a new record date for shareholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 2.10, and shall give notice of the adjourned meeting to each shareholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

(g) Any person entitled to notice of a meeting may sign a written waiver of notice either before or after the time of the meeting. The participation or attendance at a meeting of a person entitled to notice constitutes waiver of notice, except where the person attends for the specific purpose of objecting to the lawfulness of the convening of the meeting.

Section 2.05. List of Shareholders.

(a) The officer or agent having charge of the share transfer books for shares of the Corporation shall prepare a list of name of all shareholders entitled to notice of the meeting (and, if the Board of Directors fixes a different record date to determine the shareholders entitled to vote at the meeting, an alphabetical list of the names of all shareholders entitled to vote at the meeting), or any adjournment thereof, arranged first by voting group, then by class of share, with the address of and the number and class and series, if any, of shares held by each shareholder. Each list shall also distinguish the shareholders entitled to vote from the shareholders who are entitled to notice of the meeting by the MBCA or the Articles of Incorporation. Nothing in this section shall require the Corporation to include electronic mail addresses or other electronic contact information on such list.

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(b) The shareholders’ list for notice shall be available for inspection by any shareholder beginning two business days after the notice is given of the meeting for which the list is prepared and continuing through the meeting at; (i) the corporation’s principal office, (ii) at the place identified in the meeting notice in the city where the meeting will be held, or (iii) on a reasonably accessible electronic network whose access instructions are provided with the notice of the meeting.

(c) If there is a separate shareholders’ list for voting, the list shall be similarly available for inspection by any shareholder (or his or her agent or attorney) promptly after the record date for voting, at the meeting, and at any adjournment of the meeting.

Section 2.06. Quorum Of Shareholders.

(a) Unless otherwise required by the MBCA or the Articles of Incorporation, a majority of the votes entitled to be cast at a meeting by any voting group entitled to vote on a matter, present in person or by proxy, constitutes a quorum for action by that voting group on that matter at the meeting. A voting group includes all shares of one or more classes or series that are entitled, by the MBCA or the Articles of Incorporation, to vote and to be counted together collectively on a matter at a shareholders’ meeting.

(b) If a quorum is not present or represented at any meeting of shareholders, then the chairman of the meeting, or a majority of the voting power of the stock present in person or represented by proxy at the meeting and entitled to vote thereon, shall have power to adjourn or recess the meeting from time to time in accordance with Section 2.7, until a quorum is present or represented. Subject to applicable law, if a quorum initially is present at any meeting of shareholders, the shareholders may continue to transact business until adjournment or recess, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, but if a quorum is not present at least initially, no business other than adjournment or recess may be transacted.

Section 2.07. Conduct Of Meetings; Adjournments.

(a) The Board of Directors of the Corporation may adopt by resolution rules and regulations for the conduct of shareholders’ meetings as it shall deem appropriate. At every meeting of the shareholders, the Chair of the Board or, in their absence or inability to act, the President or, in their absence or inability to act, the person appointed by the Chair of the Board or the President shall act as chair of and preside at the meeting. The Secretary or, in their absence or inability to act, the person whom the chair of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

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(b) The Board of Directors may adopt such rules and regulations for the conduct of any meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the authority to adopt and enforce such rules and regulations for the conduct of any meeting of shareholders and the safety of those in attendance as, in the judgment of the chairman, are necessary, appropriate or convenient for the conduct of the meeting. Rules and regulations for the conduct of meetings of shareholders, whether adopted by the Board of Directors or by the chairman of the meeting, may include, without limitation, establishing: (i) an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to shareholders entitled to vote at the meeting, their duly authorized and constituted proxies and such other persons as the chairman of the meeting shall permit; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted for consideration of each agenda item and for questions and comments by participants; (vi) regulations for the opening and closing of the polls for balloting and matters which are to be voted on by ballot (if any); and (vii) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting. Subject to any rules and regulations adopted by the Board of Directors, the chairman of the meeting may convene and, for any or no reason, from time to time, adjourn and/or recess any meeting of shareholders pursuant to Section 2.07(c). The chairman of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power to declare that a nomination or other business was not properly brought before the meeting if the facts warrant (including if a determination is made, pursuant to Section 2.09(c)(i) of these Bylaws, that a nomination or other business was not made or proposed, as the case may be, in accordance with Section 2.09 of these Bylaws), and if such chairman should so declare, such nomination shall be disregarded or such other business shall not be transacted.

(c) Any shareholders’ meeting may be adjourned from time to time to reconvene at the same or some other place, if any, or to add or modify the terms of participation by remote communication, and notice of the new date, time, place, or terms of participation by remote communication, of any such adjourned meeting need not be given if the new date, time, place, or terms of participation by remote communication, are announced at the meeting before adjournment is taken. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting. If a new record date is fixed for the adjourned meeting or the adjourned meeting is more than 120 days after the original meeting, notice of the adjourned meeting shall be given to each shareholder as of the new record date who is entitled to notice of the meeting.

Section 2.08. Voting Of Shares; Proxies.

(a) Each outstanding share, regardless of class or series, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except as otherwise provided by these Bylaws and to the extent that the MBCA or Articles of Incorporation provide for more or less than one vote per share or limits or denies voting rights to the holders of the shares of any class or series.

(b) Unless a greater affirmative number is required by the MBCA, the Articles of Incorporation, or these Bylaws, if a quorum of a voting group exists, action other than the election of directors shall be authorized by the affirmative vote of at least a majority of the voting power of the stock of such class or series or classes or series present in person or represented by proxy and entitled to vote on the subject matter. Voting at meetings of shareholders need not be by written ballot.

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(c) At any meeting of shareholders at which directors are to be elected, each nominee for election as a director in an uncontested election shall be elected if the number of votes cast for the nominee’s election exceeds the number of votes cast against the nominee’s election. In all director elections other than uncontested elections, the nominees for election as a director shall be elected by a plurality of the votes cast.

(i) For purposes of this Section 2.08, an ‘uncontested election’ means any meeting of shareholders at which the number of candidates does not exceed the number of directors to be elected and with respect to which: (A) no shareholder has submitted notice of an intent to nominate a candidate for election at such meeting in accordance with Section 2.09; or (B) such a notice has been submitted, and on or before the fifth business day prior to the date that the Corporation files its definitive proxy statement relating to such meeting with the Securities and Exchange Commission (regardless of whether thereafter revised or supplemented), the notice has been: (1) withdrawn in writing to the Secretary of the Corporation; (2) determined not to be a valid notice of nomination, with such determination to be made by the Board of Directors (or a committee thereof) pursuant to Section 2.09, or if challenged in court, by a final court order; or (3) determined by the Board of Directors (or a committee thereof) not to create a bona fide election contest.

(d) Unless otherwise provided by the Articles of Incorporation or these Bylaws, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting of the shareholders at which a quorum is present.

(e) Any shareholder may vote either in person or by proxy executed in writing by the shareholder, other person entitled to vote on the shareholder’s behalf, or the shareholder’s attorney in fact. A proxy is valid for the term provided in the appointment form and, if no term is provided, a proxy shall be valid for 11 months from the date of its execution unless the appointment of the proxy is irrevocable. A proxy shall be revocable unless the proxy conspicuously states that the proxy is irrevocable, and the proxy is coupled with an interest. The death or incapacity of the shareholder appointing a proxy shall not revoke the proxy’s authority unless the Corporation receives notice of the death or incapacity before the proxy is exercised. An irrevocable appointment is revoked when the interest with which it is coupled is extinguished.

(i) An irrevocable appointment continues in effect after a transfer of the shares and after a transferee takes subject to the appointment, except that a transferee for value of shares subject to an irrevocable appointment may revoke the appointment according to Section 72 of the MBCA if the transferee did not know of its existence when acquiring the shares and the existence of the irrevocable appointment was not noted conspicuously on the certificate representing the shares or on the information statement for shares without certificates.

(f) Any shareholder soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

Section 2.09. Notice of Shareholder Business and Nominations.

(a) Annual Meeting

(i) Nominations of persons for election to the Board of Directors and the proposal of business other than nominations to be considered by the shareholders may be made at an annual meeting of shareholders only: (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto); (B) by or at the direction of the Board of Directors (or any authorized committee thereof); or (C) by any shareholder of the Corporation who is a shareholder of record at the time the notice provided for in this Section 2.09(a) is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.09(a). For the avoidance of doubt, the foregoing clause (C) shall be the exclusive means for a shareholder to make nominations or propose other business at an annual meeting of Shareholders.

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(ii) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (i) of the foregoing paragraph, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and, in the case of business other than nominations, such business must be a proper subject for shareholder action.

(A) To be timely, a shareholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business (as defined in Section 2.09(c) below) on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 30 days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement (as defined in Section 2.09(c)(ii) below) of the date of such meeting is first made by the Corporation. In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice of the meeting has already been given to shareholders or a public announcement of the meeting date has already been made, commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

(B) The number of nominees a shareholder may nominate for election at the annual meeting (or in the case of a shareholder giving the notice on behalf of a beneficial owner, the number of nominees a shareholder may nominate for election at the annual meeting on behalf of the beneficial owner) shall not exceed the number of directors to be elected at such annual meeting.

(iii) Such shareholder’s notice shall set forth:

(A) as to each person whom the shareholder proposes to nominate for election or re-election as a director:

(1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act; and

(2) such person’s written consent to being named in the proxy statement and form of proxy as a nominee and to serving as a director, if elected, for the full term for which such person is standing for election; provided, however, that, in addition to the information required in the shareholder’s notice pursuant to this Section 2.09(a)(ii), such person shall also provide the Corporation

(i) within five business days after delivery of the shareholder’s notice, a fully completed and signed questionnaire required of the Corporation’s directors (which will be provided to such person promptly following a request therefor), and

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(ii) promptly, such other information that the Corporation may reasonably request and that is necessary to permit the Corporation to determine the eligibility of such person to serve as a director of the Corporation, including information relevant to a determination whether such person can be considered an independent director;

(B) as to any other business that the shareholder proposes to bring before the meeting, (1) a brief description of the business desired to be brought before the meeting, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), (3) the reasons for conducting such business at the meeting and any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such shareholder, and (4) the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the proposal is made;

(C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made or the other business is proposed:

(1) the name and address of such shareholder, as they appear on the Corporation’s books, and the name and address of such beneficial owner;

(2) the class or series and number of shares of stock of the Corporation which are owned of record by such shareholder and such beneficial owner as of the date of the notice, and a representation that the shareholder will notify the Corporation in writing within five business days after the record date for such meeting of the class or series and number of shares of stock of the Corporation owned of record by the shareholder and such beneficial owner as of the record date for the meeting; and

(3) a representation that the shareholder (or a qualified representative of the shareholder) intends to appear at the meeting to make such nomination or propose such business; and

(D) as to the shareholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made or the other business is proposed, as to such beneficial owner, and if such shareholder or beneficial owner is an entity, as to each director, executive, managing member or control person of such entity (any such individual or control person, a ‘control person’):

(1) the class or series and number of shares of stock of the Corporation which are beneficially owned (as defined in Section 2.09(c)(ii) below) by such shareholder or beneficial owner and by any control person as of the date of the notice, and a representation that the shareholder will notify the Corporation in writing within five business days after the record date for such meeting of the class or series and number of shares of stock of the Corporation beneficially owned by such shareholder or beneficial owner and by any control person as of the record date for the meeting;

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(2) a description of any agreement, arrangement or understanding with respect to the nomination or other business between or among such shareholder, beneficial owner or control person and any other person, including, without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable) and a representation that the shareholder will notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting;

(3) a description of any agreement, arrangement or understanding (including, without limitation, any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, such shareholder, beneficial owner or control person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class or series of the Corporation’s stock, or maintain, increase or decrease the voting power of the shareholder, beneficial owner or control person with respect to securities of the Corporation, and a representation that the shareholder will notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting; and

(4) a representation whether the shareholder or the beneficial owner, if any, and any related person intends or is part of a group that intends to engage in a solicitation with respect to the nomination or other business and, if so, the name of each participant in such solicitation (as defined in Item 4 of Schedule 14A under the Exchange Act) and the amount of the cost of solicitation that has been and will be borne directly or indirectly, by each participant in such solicitation, whether such person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of shares representing at least 67% of the voting power of the stock entitled to vote generally in the election of directors in the case of a nomination, or holders of shares representing at least the percentage of the Corporation’s stock required to approve or adopt the business to be proposed in the case of other business; and, in the case of a solicitation subject to Rule 14a-19 of the Exchange Act, a representation (i) that the shareholder or beneficial owner will deliver a proxy statement and form of proxy through means satisfying each of the conditions that would be applicable to the Corporation under either Rule 14a-16(a) or Rule 14a-16(n) of the Exchange Act; and (ii) that immediately after soliciting holders, the shareholder or beneficial owner will provide the Corporation with documents, which may take the form of a certified statement and documentation from a proxy solicitor, demonstrating that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of the required percentage of the Corporation’s common stock.

(iv) Notwithstanding anything in Section 2.09(a)(ii) above or Section 2.09(b) below to the contrary, if the record date for determining the shareholders entitled to vote at any meeting of shareholders is different from the record date for determining the shareholders entitled to notice of the meeting, a shareholder’s notice required by this Section 2.09 shall set forth a representation that the shareholder will notify the Corporation in writing within five business days after the record date for determining the shareholders entitled to vote at the meeting, or by the opening of business on the date of the meeting (whichever is earlier), of the information required under Section 2.09(a)(iii)(C)(2) and Section 2.09(a)(iii)(D)(1)-(3), and such information when provided to the Corporation shall be current as of the record date for determining the shareholders entitled to vote at the meeting.

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(v) This Section 2.09(a) shall not apply to a proposal proposed to be made by a shareholder if the shareholder has notified the Corporation of his or her intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.

(vi) Notwithstanding anything in this Section 2.09(a) to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 10 days prior to the last day a shareholder may deliver a notice in accordance with Section 2.09(a)(ii) above, a shareholder’s notice required by this Section 2.09(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b) Special Meeting.

(i) Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting: (A) by or at the direction of the Board of Directors (or any authorized committee thereof); (B) provided that one or more directors are to be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time the notice provided for in this Section 2.09(b) is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who delivers notice thereof in writing setting forth the information required by Section 2.09(a) above; or (C) in the case of a shareholder-requested special meeting, by any shareholder of the Corporation pursuant to Section 2.03.

(ii) In the event the Corporation calls a special meeting of shareholders (other than a shareholder-requested special meeting) for the purpose of electing one or more directors to the Board of Directors, any shareholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the notice required by this Section 2.09(b) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the date on which public announcement of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made by the Corporation.

(iii) The number of nominees a shareholder may nominate for election at the special meeting (or in the case of a shareholder giving the notice on behalf of a beneficial owner, the number of nominees a shareholder may nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting. In no event shall an adjournment, recess or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. Notwithstanding any other provision of these Bylaws, in the case of a shareholder-requested special meeting, no shareholder may nominate a person for election to the Board of Directors or propose any other business to be considered at the meeting, except pursuant to the written request(s) delivered for such special meeting pursuant to Section 2.03.

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(c) General.

(i) Except as otherwise required by law, only such persons who are nominated in accordance with the procedures set forth in this Section 2.09 shall be eligible to be elected at any meeting of shareholders of the Corporation to serve as directors and only such other business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.09. Except as otherwise required by law, each of the Board of Directors or the chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.09 (including whether a shareholder or beneficial owner solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in compliance with such shareholder’s representation as required by clause Section 2.09(a)(iii)(D)(4) of this Section 2.09. If any proposed nomination or other business is not in compliance with this Section 2.09, then except as otherwise required by law, the chairman of the meeting shall have the power to declare that such nomination shall be disregarded or that such other business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.09, unless otherwise required by law, or otherwise determined by the Board of Directors or the chairman of the meeting, if the shareholder does not provide the information required under Section 2.09(a)(iii)(C)(2) and Section 2.09(a)(iii)(D)(1)-(3) to the Corporation within the time frames specified herein, any such nomination shall be disregarded and any such other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. Notwithstanding the foregoing provisions of this Section 2.09, unless otherwise required by law, or otherwise determined by the Board of Directors or the chairman of the meeting, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the Corporation to present a nomination or other business (whether pursuant to the requirements of these Bylaws or in accordance with Rule 14a-8 under the Exchange Act), such nomination shall be disregarded and such other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. To be considered a qualified representative of a shareholder pursuant to the preceding sentence, a person must be a duly authorized officer, manager or partner of such shareholder or authorized by a writing executed by such shareholder (or a reliable reproduction of the writing) delivered to the Corporation prior to the making of such nomination or proposal at such meeting (and in any event not fewer than five days before the meeting) stating that such person is authorized to act for such shareholder as proxy at the meeting of shareholders.

(ii) For purposes of this Section 2.09, the ‘close of business’ shall mean 6:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day, and a ‘public announcement’ shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act. For purposes of Section 2.09(a)(iii)(D)(1), shares shall be treated as ‘beneficially owned’ by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing): (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both); (B) the right to vote such shares, alone or in concert with others; and/or (C) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares..

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Section 2.10. Fixing The Record Date.

(a) For the purpose of determining shareholders entitled to notice of any meeting of shareholders, to demand a special meeting of shareholders, to vote, to receive payment of any distribution or to take any other action, the Board of Directors may fix a date as the record date or dates for any such determination that is not earlier than the date of the resolution fixing the record date.

(i) The record date shall not be less than 10 or more than 70 days before the date of the meeting of the shareholders determined under Section 2.02 or Section 2.03 of these Bylaws, or more than 70 days before the date of any action requiring determination of shareholders.

(b) If the Board of Directors fails to fix a record date for determining shareholders entitled to notice of or to vote at an annual or special meeting of shareholders, the record date shall be the close of business on the day before the first notice of the meeting is delivered to the shareholders.

(c) If the Board of Directors fails to fix a record date for determining shareholders entitled to a distribution (other than one involving a purchase, redemption, or other acquisition of the Corporation’s shares), the record date for that distribution shall be the date the Board of Directors authorizes the distribution.

ARTICLE III

 DIRECTORS

Section 3.01.   General Powers; Qualifications. All corporate powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction and subject to the oversight of the Board of Directors of the Corporation, subject to any limitations set out in the Articles of Incorporation. Directors must be natural persons who are 18 years of age or older but need not be residents of the State of Montana or shareholders of the Corporation.

Section 3.02. Vacancies.

(a) Unless the Articles of Incorporation provide otherwise, any vacancy occurring in the Board of Directors may be filled by an election at an annual or special meeting of shareholders called for that purpose or may be filled by the affirmative vote of a majority of the remaining directors, even if less than a quorum of the total number of directors specified in the Articles of Incorporation or these Bylaws.

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(b) Unless the Articles of Incorporation provide otherwise, a directorship to be filled by reason of an increase in the number of directors may be filled by an election at an annual or special meeting of shareholders called for that purpose or may be filled by the Board of Directors for a term of office continuing until the next meeting of the shareholders at which directors are elected.

(c) The term of a director elected to fill a vacancy expires at the next meeting of shareholders at which directors are elected.

Section 3.03.   Removal. Unless the Articles of Incorporation set out that directors may be removed only for cause, a director may be removed, with or without cause, by a vote of the shareholders then entitled to vote at an election of such director if the number of votes cast to remove such director exceeds the number of votes cast not to remove such director, at any meeting of the shareholders at which a quorum is present and the notice for which states that the purpose or one of the purposes of the meeting shall be removal of such director named in that notice.

Section 3.04. Resignation. A director may resign at any time by giving written notice of resignation to the Board of Directors, the Chairman of the Board of Directors, or the Secretary of the Corporation. A resignation is effective when the notice is given unless the notice specifies a future date or an effective date determined upon the subsequent happening of an event or events. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.05. Regular Meetings of Directors.

(a) A regular meeting of the Board of Directors shall be held without other notice immediately following and at the place of each annual meeting of shareholders, at which the Board of Directors shall elect officers and transact any other business as shall come before the meeting.

(b) Other regular meetings of the Board of Directors shall be held at such other times and places as may from time to time be fixed by resolution of the Board of Directors. Regular meetings may be held without notice of the date, time, place, or purpose of the meeting.

(c) The Corporation may give notice of regular meetings of the Board of Directors by electronic means to each director who consents to such electronic means of notice in the manner authorized by that director.

Section 3.06. Special Meetings of Directors.

(a) Special meetings of the Board of Directors may be called by the President or the Chair of the Board of Directors or at the written request of two or more directors. Directors must be provided with at least two days’ notice of the date, time, and place of a special meeting. Special meetings may be held without notice of the purpose of the meeting.

(b) The Corporation may give notice of special meetings of the Board of Directors by electronic means to each director who consents to such electronic means of notice in the manner authorized by that director.

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Section 3.07. Participation By Remote Communication. Directors may participate in and act at any regular or special meetings of the Board of Directors through the use of a conference telephone, online conference service, or other means of communications by which all directors participating in the meeting can simultaneously hear each other during the meeting, and such participation shall constitute presence in person at such meeting.

Section 3.08. Quorum And Action By Directors.

(a) A majority of the number of directors prescribed by the Articles of Incorporation or these Bylaws shall constitute a quorum for the transaction of business.

(b) The affirmative vote of a majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the Board of Directors, unless the vote of a greater number is required by the Articles of Incorporation or these Bylaws.

(c) The chairman of the meeting or a majority of the directors present may adjourn the meeting to another time and place whether or not a quorum is present. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 3.09. Compensation. Unless otherwise restricted by the Articles of Incorporation , these bylaws or the MBCA, directors may receive such compensation, if any, for their services on the Board of Directors and its committees, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board of Directors.

Section 3.10. Action By Directors Without Meeting. Any action required or permitted by the MBCA to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or committee consent in writing and the writings are delivered to the corporation and filed with the minutes of the proceedings of the Board of Directors in accordance with Section 105 of the MBCA.

Section 3.11. Chairman Of The Board Of Directors. The Board of Directors may, in its discretion, choose a Chair of the Board from among its members, who shall preside at meetings of the shareholders and of the Board of Directors. The Chair of the Board shall have such other powers and shall perform such other duties as shall be designated by the Board of Directors. The Chair of the Board shall serve until his or her successor is chosen and qualified, but may be removed as the Chair of the Board (but not as a director) at any time by the affirmative vote of a majority of the Board of Directors.

Section 3.12. Committees Of The Board Of Directors.

(a) The Board of Directors may, by resolution adopted by a majority of the full Board of Directors, establish one or more committees, each consisting of one or more directors, to exercise the authority of the Board of Directors to the extent provided in the resolution of the Board of Directors or the Articles of Incorporation and allowed under the MBCA. A committee of the Board of Directors shall not have the authority to:

(i) Authorize or approve the reacquisition of shares, other than pursuant to a general formula or method specified by the Board of Directors;

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(ii) Approve or recommend to shareholders actions or proposals required by the MBCA to be approved by shareholders;

(iii) Fill vacancies on the Board of Directors or any committee of the Board of Directors;

(iv) Adopt, amend, or repeal these Bylaws;

(v) approve a plan of merger, including plans not requiring shareholder approval; or

(vi) authorize or approve the issuance of or sale or contract for sale of shares or determine the designation and relative rights, preferences, and limitations of a class or series of shares. However, the board of directors may authorize a committee or a senior executive officer of the corporation to do so within limits specifically prescribed by the board of directors.

(b) The board of directors may appoint one or more directors as alternate members of any board committee to replace any absent or disqualified member during the member’s absence or disqualification. If the articles of incorporation, the bylaws, or the resolution creating the board committee so provide, the member or members present at any board committee meeting and not disqualified from voting may, by unanimous action, appoint another director to act in place of an absent or disqualified member during that member’s absence or disqualification.

(c) The establishment of, the delegation of authority to, or an action by a committee shall not operate to relieve the Board of Directors, or any director, of any responsibility imposed by law.

(d) Unless the Board of Directors provides otherwise by resolution, any committee of the Board of Directors may adopt, alter and repeal such rules and regulations not inconsistent with the provisions of law, the Articles of Incorporation or these Bylaws for the conduct of its meetings as such committee may deem proper. A majority of the directors then serving on a committee shall constitute a quorum for the transaction of business by the committee except as otherwise required by law, the Articles of Incorporation or these Bylaws, and except as otherwise provided in a resolution of the Board of Directors; provided, however, that in no case shall a quorum be less than one-third of the directors then serving on the committee. Unless the Articles of Incorporation, these Bylaws or a resolution of the Board of Directors requires a greater number, the vote of a majority of the members of a committee present at a meeting at which a quorum is present shall be the act of the committee.

ARTICLE IV

OFFICERS

Section 4.01.   Positions And Election.

(a) The officers of the Corporation shall be appointed by the Board of Directors and may consist of a Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer, a Controller, a Secretary, a Treasurer and any other officers, including assistant officers, as deemed necessary by the Board of Directors. Any two or more offices may be simultaneously held by the same person. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable, except that the offices of chief executive officer, president and secretary shall be filled as expeditiously as possible.

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(b) Each officer shall be elected by the Board of Directors and shall hold office for such term as may be prescribed by the Board of Directors and until such person’s successor shall have been duly elected and qualified, or until such person’s earlier death, disqualification, resignation or removal. Vacancies or new offices shall be filled at the next regular or special meeting of the Board of Directors.

Section 4.02.   Removal And Resignation.

(a) Any officer may be removed at any time, with or without cause, by:

(i) The affirmative vote of the majority of the Board of Directors.

(ii) The appointing officer, unless the Board of Directors provide otherwise.

(iii) Any other officer, if authorized by the Board of Directors.

(b) Removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer shall not of itself create contract rights.

(c) Any officer may resign at any time by delivering written notice to the Corporation. Resignation is effective as set forth in Section 117 of the MBCA, unless the notice provides for a later effective date.

Section 4.03. Officers’ Powers And Duties. The officers of the Corporation shall have the following duties and any other duties established from time to time by the Board of Directors:

(a) Chairman of the Board. The Chairman of the Board, if chosen under Section 3.11 above, shall preside at all meetings of the Board of Directors and of the shareholders and shall perform all duties incident to the office of the Chairman of the Board of the corporation and such other duties as may be prescribed by the Board of Directors from time to time. The Board of Directors may also choose Co-Chairmen of the Board, each individually authorized to perform all duties of the Chairman of the Board set forth herein. In the event that any member of the Board disagrees with the manner in which the Chairman of the Board is discharging the duties incident to the office of the Chairman of the Board, such member shall have the right to call a vote of the Board of Directors, the vote of a majority of whom shall prevail.

(b) Chief Executive Officer & President. The Chief Executive Officer and President shall have general supervision and direction of the business and affairs of the Corporation, shall be responsible for corporate policy and strategy, and shall report directly to the Board of Directors. Unless otherwise provided in these Bylaws or determined by the Board of Directors, all other officers of the Corporation shall report directly to the Chief Executive Officer or as otherwise determined by the Chief Executive Officer. The Chief Executive Officer shall, if present and in the absence of the Chairman of the Board of Directors, preside at meetings of the shareholders.

(c) Chief Financial Officer. The Chief Financial Officer shall exercise all the powers and perform the duties of the office of the chief financial officer and in general have overall supervision of the financial operations of the Corporation. The Chief Financial Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors, the Chief Executive Officer or the President may from time to time determine.

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(d) Vice-Presidents. Each Vice President may, in the absence or disability of the Chief Executive Officer, perform the duties and exercise the powers of the President, and shall perform any other duties as the Board of Directors or the President shall assign.

(e) Secretary And Assistant Secretaries. The Secretary shall attend all meetings of the Board of Directors and the shareholders, shall record all votes and the minutes of all proceedings, and shall perform like duties for the standing committees when required and shall authenticate all records of the Corporation. The Secretary shall give or cause to be given notice of all meetings of the shareholders, Board of Directors, and committees thereof and shall perform any other duties as the Board of Directors or the President shall assign. The Secretary shall be the custodian of the records of the Corporation.

(i) The Assistant Secretaries may, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform any other duties as the Board of Directors or the Secretary shall assign.

(ii) In the absence of the Secretary or an Assistant Secretary, the minutes of all meetings of the shareholders, Board of Directors, and committees thereof shall be recorded by the person designated by the Chair of the Board, President, or Board of Directors.

(f) Treasurer And Assistant Treasurers. The Treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements of the Corporation, shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in the depositories designated by the Board of Directors and shall perform any other duties as the Board of Directors or the President shall assign.

(i) The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for the disbursements.

(ii) The Assistant Treasurers may, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall perform any other duties as the Board of Directors or the President shall assign.

(g) Controller. The Controller shall be the chief accounting officer of the Corporation. The Controller shall, when requested, counsel with and advise the other officers of the Corporation. The Controller shall also keep and maintain the Corporation’s books of account and shall render to the Board of Directors an account of all of transactions of the Company and of the financial condition of the Corporation and exhibit the books, records, and accounts to the President or Board of Directors at any time. The Controller shall perform such other duties as the Board of Directors, the Chief Executive Officer, the Chief Financial Officer or the Treasurer may from time to time determine.

(h) Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

Section 4.04. Additional Matters. The Chief Executive Officer and the Chief Financial Officer of the Corporation shall have the authority to designate employees of the Corporation to have the title of Vice President, Assistant Vice President, Assistant Treasurer or Assistant Secretary. Any employee so designated shall have the powers and duties determined by the officer making such designation. The persons upon whom such titles are conferred shall not be deemed officers of the Corporation unless elected by the Board of Directors.

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Section 4.05. Checks; Drafts; Evidences of Indebtedness. From time to time, the Board of Directors shall determine the method, and designate (or authorize officers of the Corporation to designate) the person or persons who shall have authority, to sign or endorse all checks, drafts, other orders for payment of money and notes, bonds, debentures or other evidences of indebtedness that are issued in the name of or payable by the Corporation, and only the persons so authorized shall sign or endorse such instruments.

Section 4.06. Authority To Execute Agreements.

(a) All agreements of the Corporation shall be executed on behalf of the Corporation by (i) the President or any Vice President, (ii) such other officer or employee of the Corporation authorized in writing by the President, with such limitations or restrictions on such authority as the President deems appropriate, or (iii) such other person as may be authorized by the Board of Directors.

(i) Except no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Articles of Incorporation or these Bylaws to be executed, acknowledged or verified by two or more officers. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

Section 4.07. Action with Respect to Securities of Other Corporations or Entities. The Chief Executive Officer or any other officer of the Corporation authorized by the Board of Directors or the Chief Executive Officer is authorized to vote, represent, and exercise on behalf of the Corporation all rights incident to any and all shares or other equity interests of any other corporation or entity or corporations or entities, standing in the name of the Corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having such authority.

Section 4.08. Duties of Officers May Be Delegated. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding the foregoing provisions of this Article IV.

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ARTICLE V

INDEMNIFICATION

Section 5.01. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a ‘proceeding’), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer (which means, for purposes of this Article V, any individual designated by the Board of Directors as an officer for purposes of Section 16 of the Exchange Act), of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary, trustee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, shall be indemnified and held harmless by the corporation to the fullest extent which it is empowered to do so under the MBCA, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys’ fees actually and reasonably incurred by such person in connection with such proceeding) and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 5.02 hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors of the corporation.

Section 5.02. Procedure for Indemnification of Directors and Officers. Any indemnification of a director or officer of the corporation under Section 5.01 or advance of expenses under Section 5.03 shall be made promptly, and in any event within 30 days, upon the written request of the director or officer. If a determination by the corporation that the director or officer is entitled to indemnification pursuant to this Article V is required, and the corporation fails to respond within 60 days to a written request for indemnity, the corporation shall be deemed to have approved the request. If the corporation denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this Article V shall be enforceable by the director or officer in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the MBCA for the corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the MBCA, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 5.03. Advancement of Expenses.

(a) In addition to the right to indemnification conferred in Section 5.01, an indemnitee shall, to the fullest extent permitted by law, also have the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any proceeding in advance of its final disposition (hereinafter an ‘advancement of expenses’); provided, however, that an advancement of expenses shall be made only upon delivery to the Corporation of an undertaking (hereinafter an ‘undertaking’), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal (hereinafter a ‘final adjudication’) that such indemnitee is not entitled to be indemnified for such expenses under this Article V or otherwise.

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(b) To receive an advancement of expenses under this Section 5.03, an indemnitee shall submit a written request to the Corporation. Such request shall reasonably evidence the expenses incurred by the indemnitee and shall include or be accompanied by the undertaking required by Section 5.03(a). Each such advancement of expenses shall be made within 20 days after the receipt by the Corporation of a written request for advancement of expenses.

(c) Notwithstanding the foregoing Section 5.03(a), the Corporation shall not make or continue to make advancements of expenses to an indemnitee if a determination is reasonably made that the facts known at the time such determination is made demonstrate clearly and convincingly that the indemnitee acted in bad faith or in a manner that the indemnitee did not reasonably believe to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, that the indemnitee had reasonable cause to believe his or her conduct was unlawful. Such determination shall be made: (i) by the Board of Directors by a majority vote of directors who are not parties to such proceeding, whether or not such majority constitutes a quorum; (ii) by a committee of such directors designated by a majority vote of such directors, whether or not such majority constitutes a quorum; or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the indemnitee.

Section 5.04. Indemnification for Successful Defense. To the extent that an indemnitee has been successful on the merits or otherwise in defense of any proceeding (or in defense of any claim, issue or matter therein), such indemnitee shall be indemnified under this Section 5.04 against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such defense. Indemnification under this Section 5.04 shall not be subject to satisfaction of a standard of conduct, and the Corporation may not assert the failure to satisfy a standard of conduct as a basis to deny indemnification or recover amounts advanced; provided, however, that, any indemnitee who is not a current or former director or officer shall be entitled to indemnification under Section 5.01 and this Section 5.04 only if such indemnitee has satisfied the standard of conduct required for indemnification under Section 120 of the MBCA.

Section 5.05. Nature of Rights. The right to indemnification conferred in this Article V shall be a contract right and, subject to Section 5.02 and Section 5.03, shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition. These rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

Section 5.06. Settlement of Claims. Notwithstanding anything in this Article V to the contrary, the Corporation shall not be liable to indemnify any indemnitee under this Article V for any amounts paid in settlement of any proceeding effected without the Corporation’s written consent, which consent shall not be unreasonably withheld.

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Section 5.07. Non-Exclusivity of Rights. The rights conferred on any person by this Article V shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, these by-laws, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacity and as to action in another capacity while holding office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors or officers respecting indemnification and advances, to the fullest extent not prohibited by the MBCA.

Section 5.08. Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise, or nonprofit entity.

Section 5.09. Employees and Agents. Persons who are not covered by the foregoing provisions of this Article V and who are or were employees or agents of the corporation, or who are or were serving at the request of the corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board of Directors.

Section 5.10. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity against any liability asserted against them and incurred by them in any such capacity, or arising out of their status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the MBCA.

Section 5.11. Repeal, Amendment, or Modification. Any amendment, repeal, or modification of this Article V shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

Section 5.12. Merger or Consolidation. For purposes of this Article V, references to ‘the corporation’ shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article V with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

Section 5.13.  Severability. If any provision or provisions of this Article V shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law: (a) the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article V(including, without limitation, all portions of any paragraph of this Article V containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article V (including, without limitation, all portions of any paragraph of this Article V containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of the parties that the Corporation provide protection to the indemnitee to the fullest extent set forth in this Article V.

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ARTICLE VI

SHARE CERTIFICATES AND TRANSFERS

Section 6.01. Certificates Representing Shares.

(a) The shares of the Corporation may or may not be represented by certificates. The Corporation shall, within a reasonable time after the issuance or transfer of uncertificated shares, send to the registered owner of uncertificated shares a written notice containing the information required to be set forth or stated on certificates pursuant to the

(b) No share shall be issued until the consideration therefor, fixed as provided by applicable law, has been fully paid.

(c) No requirement of the MBCA with respect to matters to be set forth on certificates representing shares of the Corporation shall apply to or affect certificates outstanding when the requirement first becomes applicable; but shall apply to all certificates thereafter issued whether in connection with an original issue of shares, a transfer of shares, or otherwise.

ARTICLE VII

GENERAL PROVISIONS

Section 7.01. Authorization. The Board of Directors may from time to time authorize, and the Corporation may make, distributions to its shareholders in cash, property (other than the Corporation’s own shares), or a dividend of shares of the Corporation, to the extent permitted by the Articles of Incorporation and the MBCA.

Section 7.02. Fiscal Year. The fiscal year of the Corporation shall be as determined by the Board of Directors from time to time.

Section 7.03. Inspection of Books or Records. Any shareholder of record, or properly appointed agent under section 217 of the MBCA, shall upon written demand stating the proper purpose thereof, have the right during the usual hours for business to inspect the corporation’s records as defined in Section 216 of the MBCA. A proper purpose shall mean any purpose reasonably related to such person’s interest as a shareholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the shareholder. The demand shall be directed to the corporation at its registered office in the State of Montana or at its principal place of business.

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Section 7.04. Section Headings. Section headings in these By-laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 7.05. Gender. All gendered words used in these Bylaws shall extend to and shall include the masculine, feminine, and neutral genders.

Section 7.06. Conflict. These Bylaws are adopted subject to any applicable law and the Articles of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Articles of Incorporation, such conflict shall be resolved in favor of such law or the Articles of Incorporation.

Section 7.07. Invalid Provisions. If any provision or provisions of these bylaws shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law: (a) the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of these bylaws (including, without limitation, all portions of any paragraph containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions (including, without limitation, all portions of any paragraph containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of the parties that the Corporation.

Section 7.08. Exclusive Forum. Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company; (b) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee, or shareholder of the Company to the Company or the Company’s shareholders; (c) any action asserting a claim arising pursuant to any provision of the MBCA, the Certificate of Incorporation, or these Bylaws (as either may be amended or restated) or as to which the MBCA confers jurisdiction on the State of Montana District Court of Lake and Sanders Counties; or (d) any action asserting a claim governed by the internal affairs doctrine. If any action the subject matter of which is within the scope of this section is filed in a court other than a court located within the State of Montana (a ‘Foreign Action’) in the name of any shareholder, such shareholder shall be deemed to have consented to: (i) the personal jurisdiction of the state and federal courts located within the State of Montana in connection with any action brought in any such court to enforce this section (an ‘Enforcement Action’); and (ii) having service of process made upon such shareholder in any such Enforcement Action by service upon such shareholder’s counsel in the Foreign Action as agent for such shareholder. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the provisions of this Section 7.08.

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CERTIFICATE

            The foregoing Restated Bylaws of United States Antimony Corporation, a Montana corporation, were adopted by the Board of Directors of the corporation effective on the 17th day of May, 2024.

/s/ Gary C. Evans
Gary C. Evans Chairman of the Board of Directors and Co-CEO

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